EXHIBIT 23.2

                          Independent Auditors' Consent


We consent to the use of our report dated October 15, 2003 on the consolidated financial statements of DynEco Corporation and Subsidiary as of December 31, 2002 and 2001 included herein on the registration statement of DynEco Corporation on Form SB-2, and to the reference to our firm under the heading "Experts" in the prospectus.



SALBERG & COMPANY, P.A.
Boca Raton, Florida
February 5, 2004